Exhibit 99.1

Supplemental Financial and Operating Information

March 31, 2020

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

March 31, 2020

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three Months March 31, 2020	6

Market Capitalization and Capital Resources	7

Operating Results

Statements of Operations – Three Months Ended March 31, 2020 and 2019	8

Computation of Earnings Per Share	9

Reconciliation of Net Operating Income and EBITDAre – Three Months Ended March 31, 2020 and 2019	10

Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended March 31, 2020 and 2019	11

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended March 31, 2020 and 2019	12

Reconciliation of Funds From Operations and Funds Available for Distribution – Three Months Ended March 31, 2020 and 2019	13

Condensed Consolidated Balance Sheet	15

Assets and Liabilities - Equity Method Investments, at Ownership Share	16

Operating Statistics

Leasing Activity Summary – Three Months Ended March 31, 2020	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	18

Mall Occupancy Percentage and Sales Per Square Foot	19

Top Twenty Tenants	20

Lease Expirations	21

Property Information	22

Balance Sheet

Investment in Real Estate - Consolidated Properties	24

Investment in Real Estate - Equity Method Investments at Ownership Share	25

Anchor Replacement Summary	26

Property Redevelopment Table	27

Capital Expenditures – Three Months Ended March 31, 2020	28

Debt Analysis	29

Debt Schedule	31

Selected Debt Ratios	32

Forward Looking Statements	33

Definitions	34

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 20.3 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number
Citi Investment Research	Michael Bilerman Christy McElroy	(212) 816-1383 (212) 816-6981
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
JP Morgan	Michael W. Mueller	(212) 622-6689
Stifel Nicolaus	Simon Yarmak	(443) 224-1346
SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports First Quarter 2020 Results and Business Update

Core Mall NOI-Weighted Sales per square foot Reached $551 through February

Average Renewal Spreads for Wholly-Owned Properties were 4.5%

Total Leased Space Stable at 94.0%

Progressing with Mall Re-openings

Philadelphia, May 21, 2020 - PREIT (NYSE: PEI) today reported results for the three months ended March 31, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2020	2019
Net loss - basic and diluted	$(0.26)	$(0.30)
FFO	$0.14	$0.17
FFO, as adjusted	$0.14	$0.26
FFO from assets sold in 2019	$-	$(0.01)
FFO, as adjusted for assets sold	$0.14	$0.25

“As we slowly emerge from an unprecedented environment, we are focused on ensuring the safety and well-being of our associates and communities while enhancing near-term liquidity with a laser-focus on improving our balance sheet to position PREIT for long-term success,” said Joseph F. Coradino, Chairman and CEO of PREIT. “The PREIT team has been resilient and courageous as we navigate this challenging environment.  We have pivoted quickly, making difficult decisions and focusing our efforts on supporting our communities of tenants, shoppers, retail employees and our staff.”

Coradino added, “PREIT was among the first companies in our sector to embark on a proactive effort to improve our portfolio through asset sales and anchor repositioning and redevelopment, completing the program ahead of industry peers and in advance of the COVID-19 pandemic.  We believe our properties are well-positioned with mass-market offerings appealing to a value-focused shopper.  These properties, with prime locations in their respective markets, are dominant retail hubs and we believe they will ultimately gain market share as they re-open.”

•	Same Store NOI, excluding lease termination revenue, decreased 9.6% for the three months ended March 31, 2020 compared to March 31, 2019.
•

The quarter was impacted by a decrease in revenue of $5.6 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants prior to the COVID-19 pandemic as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic. This was partially offset by incremental revenues from anchor replacements and other leasing activity of $0.7 million in the quarter.

•	Same Store NOI, excluding lease termination revenue, decreased 5% through February, in line with prior expectations.
•

NOI-weighted sales at our Core Malls increased to $551 per square foot.  Core Mall sales per square foot reached $542, a 4.8% increase over the prior year.  Average comparable sales per square foot at our top six properties rose 4.8% over the prior year to $651 with two properties generating sales over $700 per square foot.    Sales data is for the trailing twelve

months ended February 29, 2020, the last full month of operations, for comparability purposes in light of the widespread COVID-19 related mall closures in March 2020.
•

Core Mall total occupancy was 92.9%, a decrease of 180 basis points compared to March 31, 2019. Core Mall non-anchor occupancy declined by only 120 basis points from last year despite the impact from bankruptcies and chain liquidations that resulted in 71 store closures for an aggregate 274,000 square feet during the year ended December 31, 2019.

•	Non-anchor Leased space, at 92.0%, exceeds occupied space by 170 basis points when factoring in executed new leases slated for future occupancy, excluding Fashion District Philadelphia.
•

Average renewal spreads for the quarter in our wholly-owned portfolio reflected a 5.2% increase for spaces less than 10,000 square feet and 4.5% overall.   Average renewal spreads for the entire portfolio were negative 1.6% for the quarter when joint venture properties are included.

•

As part of the Company’s plan to improve liquidity during the COVID-19 crisis, we have initiated certain corporate actions including, but not limited to: staff furloughs, reducing the common dividend from $0.21 per share to $0.02 per share, a reduction in forecast capital expenditures of approximately $25.0 million, a reduction in forecast corporate G&A of $3.1 million, reduced property operating expenses during the closure period,  achieved deferral on approximately $11.6 million in real estate tax payments and received forbearance on several mortgage payments.

•

The Company continues to make progress on liquidity-generating capital transactions including its multifamily and hotel land sales, its outparcel sales and the multi-property sale-leaseback transaction.  Timing of closing on many of these transactions is now expected to be later than previously forecast with details noted later in this release.

•

As part of PREIT’s plan, during the quarter, the Company executed amendments to its Senior Credit Facilities.  The Company continues its discussions with lenders to put in place a longer-term financing solution before September 30, 2020.

Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 267,000 square feet of leases are signed for 2020 openings, which is expected to contribute annual gross rent of $11.3 million.
•	During the first quarter, the following anchor replacement tenants opened: Dick’s Sporting Goods at Valley Mall, Burlington at Dartmouth Mall, Michael’s at Plymouth Meeting and Moorestown Malls.

Mall Re-openings and Community Support Initiatives

•	Currently, the Company has re-opened three enclosed malls and plans to re-open a fourth on Friday, May 22, 2020.
•	Details on the re-opening schedule and the new safety and social distancing protocols the Company is employing at its managed properties can be found here.
•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•

PREIT has continued to support the businesses that were able to remain open during the pandemic through several avenues including social media support highlighting dining establishments and other contactless pickup options at our properties as well as ecommerce platforms for certain retailers.

•

Shop Local webpages were developed by PREIT, aggregating ecommerce sites for all the small businesses throughout our portfolio. The offerings highlighted not only to the local audience, but to customers of the entire PREIT portfolio, leveraging the Company’s marketing power for local business partners.

•

Through PREIT’s SBA resources page and contact with tenants, the Company has continued to provide resources for smaller business to access the liquidity needed to make it through this challenging time.

•	PREIT’s mall websites now include job portals to collect information to pass along to our retail partners.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2020 and 2019:

•

Net loss attributable to PREIT common shareholders was $13.5 million, or $0.26 per basic and diluted share for the three months ended March 31, 2020, compared to net loss attributable to PREIT common shareholders of $16.2 million, or $0.30 per basic and diluted share for the three months ended March 31, 2019.

•

Same Store NOI decreased by $5.3 million, or 10.1%.  The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures, partially offset by new store openings, including contributions from replacement anchors.  Lease termination revenue was $0.3 million less than the prior year’s quarter.

•

Non Same Store NOI decreased by $2.4 million, primarily due to the conveyance of Wyoming Valley Mall to the lender of the mortgage loan secured by that property in 2019 and; anchor closings as well as associated co-tenancy rents, decrease in other non-recurring revenue compared to the first quarter of 2019 and the sale of the Whole Foods parcel at Exton Square in 2019.

•

FFO for the three months ended March 31, 2020 was $0.14 per share and OP Unit compared to $0.17 per diluted share and OP Unit for the three months ended March 31, 2019.  Adjustments to FFO in the first quarter of 2020 were less than $0.01 per share of provision for employee separation expenses. Adjustments to FFO in the 2019 quarter included $0.06 per share of loss on debt extinguishment, $0.01 per share of provision for employee separation expenses and $0.02 per share of impairment of development land parcels.

•	General and administrative expenses decreased by $0.5 million compared to the first quarter of 2019 due to lower payroll and incentive compensation expenses.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.  Additional information regarding changes in operating results for the three months ended March 31, 2020 and 2019 is included on page 16.

Asset Dispositions

The Company executed agreements of sale for remaining expected gross proceeds of $281.0 million as detailed below.

Sale/Leaseback: In February 2020, the Company entered into an agreement of sale for the sale and leaseback of five properties for $153.6 million.  Structured as a 99-year lease with an option to repurchase, the agreement   provides for release of parcels related to multifamily development and is subject to ongoing lease payments at 7% ($10.75 million) with annual 1.25% escalations.  Closing on the transaction is subject to customary closing conditions, including due diligence provisions and is forecast for late in the year.

Multifamily Land Parcels: The Company has three executed agreements of sale for land parcels for anticipated multifamily development in the amount of $107.3 million.  The agreements are with three different buyers across five properties for 2,650 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.  One buyer for two other land parcels had terminated its agreement and PREIT has now executed letters of intent with another buyer.

Outparcels: The Company has executed an agreement of sale with Four Corners Property Trust for 14 outparcels, which we expect to generate $29.9 million in total proceeds.  To date, the Company has closed on the sale of six of the parcels, totaling $13.4 million in proceeds.  The remaining 8 outparcels are expected to close late in the second quarter or early in the third quarter of 2020 and are subject to customary due diligence provisions.

Hotel Parcels: The Company has executed two agreements of sale to convey land parcels for anticipated hotel development in the amount of $3.75 million.  The agreements are with two separate buyers for approximately 250 rooms.  Closings on the transactions are subject to customary due diligence provisions and securing entitlements.

Retail Operations

The following table sets forth information regarding sales per square foot in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the Core Mall portfolio can be found below:

Comp store sales for the rolling twelve months ended March 31, 2019	$499
Organic sales growth	30
Impact of non-core malls	13
Comp store sales for the rolling twelve months ended February 29, 2020 (2)	$542
(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.
(2) Reported through February 29, 2020 due to COVID-19 pandemic related property closures for partial month of March 2020.

2020 Outlook

On March 31, 2020, the Company withdrew its financial outlook for 2020 provided in its February 25, 2020 earnings press release.

Conference Call Information

Management has scheduled a conference call for 1:00 p.m. Eastern Time on Thursday,
May 21, 2020, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID  6664627, at least five minutes before the scheduled start time.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

for the Three Months Ended March 31, 2020 as compared to the Three Months Ended March 31, 2019

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31, 2020	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2019	$20,655	$0.26

Changes - Q1 2019 to Q1 2020

Other leasing activity, including base rent and net CAM and real estate tax recoveries	(3,166)	(0.040)
Lease termination revenue	(288)	(0.005)
Credit losses	(1,345)	(0.015)
Other	(42)	-
Same Store NOI from unconsolidated properties	(440)	(0.005)
Same Store NOI	(5,281)	(0.065)
Non Same Store NOI	(2,434)	(0.030)
Dilutive effect of asset sales	(473)	(0.005)
General and administrative expenses	666	0.010
Capitalization of leasing costs	(156)	-
Gain on sales of non-operating real estate	(609)	(0.010)
Other	170	-
Interest expense, net	(1,266)	(0.015)
Increase in weighted average shares	-	(0.005)
Funds from Operations, as adjusted March 31, 2020	$11,272	$0.14
Provision for employee separation expense	(73)	-
Funds from Operations March 31, 2020	$11,199	$0.14

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	March 31, 2020	December 31, 2019
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	78,840	77,550
OP Units Outstanding	2,023	2,023
Total Common Shares and OP Units Outstanding	80,863	79,573
Equity Market Capitalization—Common Shares and OP Units	$73,585	$424,124
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$457,335	$807,874

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,275,645	$1,280,208
Unsecured Debt Balance (2) (3)	839,000	805,000
Debt Capitalization	$2,114,645	$2,085,208
TOTAL MARKET CAPITALIZATION	$2,571,980	$2,893,082

Equity Capitalization/Total Market Capitalization	17.8%	27.9%
Debt Capitalization/Total Market Capitalization	82.2%	72.1%
Unsecured Debt Balance/Total Debt	39.7%	38.6%

CAPITAL RESOURCES
Cash and Cash Equivalents	$16,302	$26,922
Revolving Facility	400,000	400,000
Amount Outstanding	(289,000)	(255,000)
Available Revolving Facility (4)	$111,000	$145,000
Term Loans	700,500	700,500
Amount Borrowed	(700,500)	(700,500)
Available Term Loans	$-	$-
TOTAL	$127,302	$171,922
Shelf Registration	$500,000	$1,000,000

(1)	Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $150,500 of secured debt from our share of the FDP Term Loan.
(2)	The unsecured debt balance includes a 2018 Revolving Facility balance of $289,000 as of March 31, 2020 and $255,000 as of December 31, 2019.
(3)	The unsecured debt balance includes a Term Loan balance of $550,000 as of March 31, 2020 and December 31, 2019, respectively.
(4)

The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales and the amendments of our Credit Agreements on March 30, 2020, the NOI from the Company’s remaining unencumbered properties is at a level such that the incremental unsecured amount available for the Company to borrow as of March 31, 2020 within the Unencumbered Debt Yield covenant, under the $375.0 million 2018 Revolving Facility, was an aggregate of $65.3 million.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$67,721	$76,615
Expense reimbursements	4,305	5,062
Other real estate revenue	1,924	3,001
Total real estate revenue	73,950	84,678
Other income	293	627
Total revenue	74,243	85,305
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,517)	(29,403)
Utilities	(2,922)	(3,660)
Other property operating expenses	(2,098)	(2,065)
Total property operating expenses	(32,537)	(35,128)
Depreciation and amortization	(30,269)	(34,904)
General and administrative expenses	(10,695)	(11,205)
Provision for employee separation expenses	(73)	(719)
Insurance recoveries, net	-	(236)
Project costs and other expenses	(95)	(58)
Total operating expenses	(73,669)	(82,250)
Interest expense, net(1)	(16,858)	(15,898)
Loss on debt extinguishment, net	-	(4,768)
Impairment of development land parcel	-	(1,464)
Total expenses	(90,527)	(104,380)
Loss before equity in income of partnerships, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and adjustment to loss on sales of interests in non operating real estate	(16,284)	(19,075)
Equity in income of partnerships(2)	819	2,289
Gain on sales of real estate by equity method investee	-	563
Gain on sales of real estate, net	1,962	-
Loss on sales of interests in non operating real estate	(46)	-
Net loss	(13,549)	(16,223)
Less: net loss attributable to noncontrolling interest	516	1,688
Net loss attributable to PREIT	(13,033)	(14,535)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(19,877)	$(21,379)

(1)	Net of capitalized interest expense of $910 and $2,004 for the three months ended March 31, 2020 and 2019, respectively.
(2)	Equity in income of partnerships is net of capitalized interest expense of $1,091 and $1,472 for the three months ended March 31, 2020 and 2019, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months Ended March 31, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019
Net loss	$(13,549)	$(16,223)
Noncontrolling interest	516	1,688
Preferred share dividends	(6,844)	(6,844)
Dividends on unvested restricted shares	(350)	(218)
Net loss used to calculate loss per share—basic and diluted	$(20,227)	$(21,597)
Basic and diluted income (loss) per share:	$(0.26)	$(0.30)

(in thousands of shares)
Weighted average shares outstanding—basic	76,774	71,358
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	76,774	71,358

(1) The Company had net losses used to calculate earnings per share for all periods presented.  Therefore, the effects of common share equivalents of 520 and 309 for the three months ended March 31, 2020 and 2019, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three Months Ended March 31, 2020 and 2019 (Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended March 31, 2020(1)

	Same Store		Change		Non Same Store		Total
	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$40,430	$45,271	$(4,841)	-10.7%	$983	$4,278	$41,413	$49,549
NOI attributable to equity method investments, at ownership share	6,612	7,052	(440)	-6.2%	832	(29)	7,444	7,023
Total NOI	47,042	52,323	(5,281)	-10.1%	1,815	4,249	48,857	56,572
Less: lease termination revenue	9	300	(291)	-97.0%	-	16	9	316
Total NOI excluding lease termination revenue	$47,033	$52,023	$(4,990)	-9.6%	$1,815	$4,233	$48,848	$56,256

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended March 31,
	2020	2019
Net loss	$(13,549)	$(16,223)
Depreciation and amortization:
Consolidated	30,269	34,904
Unconsolidated properties at ownership share	3,610	1,970
Interest expense:
Consolidated	16,858	15,898
Unconsolidated properties at ownership share	2,969	2,663
Gain on sales of real estate by equity method investee	-	(563)
Gain on sales of interests in real estate, net	(1,962)	-
Gain on debt extinguishment, net	-	4,768
Impairment of development land parcel	-	1,464
EBITDAre	$38,195	$44,881

(1)	EBITDAre is a non-GAAP measure. See definition on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended March 31, 2020 and 2019

(in thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(13,549)	$(16,223)
Other income	(293)	(628)
Depreciation and amortization	30,269	34,904
General and administrative expenses	10,695	11,205
Insurance recoveries, net	-	236
Provision for employee separation expenses	73	719
Project costs and other expenses	95	58
Interest expense, net	16,858	15,898
Equity in income of partnerships	(819)	(2,289)
Gain on debt extinguishment, net	-	4,768
Impairment of development land parcel	-	1,464
Gain on sales of real estate by equity method investee	-	(563)
Gain on sales of interests in real estate, net	(1,962)	-
Loss on sales of interest in non operating real estate	46	-
NOI from consolidated properties(1)	$41,413	$49,549

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$48,480	$50,387	$2,568	$5,498	$51,048	$55,885
CAM reimbursement income	9,666	10,671	502	974	10,168	11,645
Real estate tax income	8,318	8,981	178	559	8,496	9,540
Percentage rent	16	1	3	8	19	9
Lease termination revenue	9	297	-	16	9	313
	66,489	70,337	3,251	7,055	69,740	77,392
Less: credit losses	(1,892)	(547)	(127)	(230)	(2,019)	(777)
Lease revenue	64,597	69,790	3,124	6,825	67,721	76,615
Expense reimbursements	4,012	4,420	293	642	4,305	5,062
Other real estate revenue	1,785	1,769	139	1,232	1,924	3,001
Total real estate revenue	70,394	75,979	3,556	8,699	73,950	84,678
Property operating expenses
CAM and real estate taxes	(25,397)	(25,729)	(2,120)	(3,674)	(27,517)	(29,403)
Utilities	(2,679)	(3,149)	(243)	(511)	(2,922)	(3,660)
Other property operating expenses	(1,888)	(1,830)	(210)	(236)	(2,098)	(2,066)
Total property operating expenses	(29,964)	(30,708)	(2,573)	(4,421)	(32,537)	(35,129)
NOI from consolidated properties(1)	$40,430	$45,271	$983	$4,278	$41,413	$49,549
Less: Lease termination revenue	9	297	-	16	9	313
NOI from consolidated properties excluding lease termination revenue(1)	$40,421	$44,974	$983	$4,262	$41,404	$49,236
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(10.1%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Three Months Ended March 31, 2020 and 2019

(in thousands)

	Three Months Ended March 31,
	2020	2019
Equity in income of partnerships	$819	$2,289
Other income	(14)	(12)
Depreciation and amortization	3,610	1,970
Interest expense and other expenses, net	3,029	2,776
NOI from equity method investments at ownership share(1)	$7,444	$7,023

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2,019
Real estate revenue
Base rent	$6,413	$6,719	$1,430	$172	$7,843	$6,891
CAM reimbursement income	1,445	1,684	583	7	2,028	1,691
Real estate tax income	977	943	108	43	1,085	986
Percentage rent	57	46	20	-	77	46
Lease termination revenue	-	3	-	-	-	3
	8,892	9,395	2,141	222	11,033	9,617
Less: credit losses	(171)	(66)	(162)	(2)	(333)	(68)
Lease revenue	8,721	9,329	1,979	220	10,700	9,549
Expense reimbursements	435	451	156	41	591	492
Other real estate revenue	197	280	611	171	808	451
Total real estate revenue	9,353	10,060	2,746	432	12,099	10,492
Property operating expenses
CAM and real estate taxes	(2,051)	(2,271)	(1,539)	(366)	(3,590)	(2,637)
Utilities	(178)	(203)	(138)	(45)	(316)	(248)
Other property operating expenses	(512)	(534)	(237)	(50)	(749)	(584)
Total property operating expenses	(2,741)	(3,008)	(1,914)	(461)	(4,655)	(3,469)
NOI from equity method investments at ownership share(1)	$6,612	$7,052	$832	$(29)	$7,444	$7,023
Less: Lease termination revenue	-	3	-	-	-	3
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$6,612	$7,049	$832	$(29)	$7,444	$7,020
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(6.2%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months Ended March 31, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
FUNDS FROM OPERATIONS

Net loss	$(13,549)	$(16,223)
Depreciation and amortization on real estate
Consolidated properties	29,944	34,565
PREIT's share of equity method investments	3,610	1,970
Gain on sales of real estate by equity method investee	-	-
Gain on sales of interests in real estate, net	(1,962)	-
Impairment of assets	-	-
Dividends on preferred shares	(6,844)	(6,844)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$11,199	$13,468
Insurance recoveries, net	-	236
Loss on debt extinguishment, net	-	4,768
Impairment of development land parcel	-	1,464
Provision for employee separation expenses	73	719
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$11,272	$20,655

FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$11,272	$20,655
Adjustments:
Straight line rent	(1,013)	(1,589)
Recurring capital expenditures	(1,034)	(2,013)
Tenant allowances	(1,017)	(2,070)
Amortization of non-cash deferred compensation	1,624	1,922
Capitalized leasing costs	(164)	(320)
Amortization of above- and below-market lease intangibles	(17)	(14)
Funds available for distribution to common shareholders and OP Unit holders(1)	$9,651	$16,571

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.14	$0.17
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.14	$0.26
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.12	$0.21

(1)	Non-GAAP measures. See definitions on page 34.

(Continued on next page)

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months Ended March 31, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders	64.6%	64.0%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted	90.4%	55.4%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders	144.6%	97.5%

Weighted average number of shares outstanding	76,774	71,358
Weighted average effect of full conversion of OP Units	2,023	6,884
Effect of common share equivalents	520	309
Total weighted average shares outstanding, including OP Units	79,317	78,551

(2)

Twelve months ended March 31, 2020 and 2019, respectively. When using the annualized amount of the recently declared quarterly dividend of $0.02 per common share, the FFO Payout ratio, FFO, as adjusted Payout ratio, and FAD Payout ratio would be 6.2%, 8.6% and 13.8%, respectively, for the three months ended March 31, 2020.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	March 31, 2020	December 31, 2019
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,140,293	$3,099,034
Construction in progress	81,485	106,011
Land held for development	5,881	5,881
Total investments in real estate	3,227,659	3,210,926
Accumulated depreciation	(1,230,657)	(1,202,722)
Net investments in real estate	1,997,002	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	167,167	159,993
OTHER ASSETS:
Cash and cash equivalents	5,351	12,211
Tenant and other receivables	36,929	41,261
Intangible assets (net of accumulated amortization of $17,733 and $18,248 at March 31, 2020 and December 31, 2019, respectively)	12,846	13,404
Deferred costs and other assets, net	98,110	103,688
Assets held for sale	6,536	12,506
Total assets	$2,323,941	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$896,495	$899,753
Term Loans, net	548,216	548,025
Revolving Facilities	289,000	255,000
Tenants’ deposits and deferred rent	5,918	13,006
Distributions in excess of partnership investments	85,770	87,916
Fair value of derivative liabilities	31,695	13,126
Accrued expenses and other liabilities	94,882	107,016
Total liabilities	1,951,976	1,923,842
COMMITMENTS AND CONTINGENCIES:
EQUITY:
Total equity	371,965	427,425
Total liabilities and equity	$2,323,941	$2,351,267

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

	March 31,
(in thousands of dollars)	2020	2019
ASSETS:
Investments in real estate, at cost:
Operating properties	$452,012	$276,067
Construction in progress	117,551	222,716
Total investments in real estate	569,563	498,783
Accumulated depreciation	(116,923)	(106,918)
Net investments in real estate	452,640	391,865
Cash and cash equivalents	10,952	16,561
Deferred costs and other assets, net	51,054	15,140
Total assets	514,646	423,566
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	224,800	231,297
FDP Term Loan	150,500	125,000
Other liabilities	57,949	8,701
Total liabilities	433,249	364,998
Net investment	$81,397	$58,568
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$167,167	$149,795
Distributions in excess of partnership investments	(85,770)	(91,227)
Net investment	$81,397	$58,568

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended March 31, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	26	59,010	6.8	$40.62	N/A	N/A	N/A	N/A	$9.52
	Unconsolidated(4)	2	6,581	6.0	47.63	N/A	N/A	N/A	N/A	6.76
Total Under 10k sf		28	65,591	6.7	$41.32	N/A	N/A	N/A	N/A	$9.27
Total New Leases		28	65,591	6.7	$41.32	N/A	N/A	N/A	N/A	$9.27

Renewal Leases
Under 10k sf	Consolidated	48	126,556	3.0	$54.22	$54.95	$(0.73)	(1.3%)	5.2%	$0.01
	Unconsolidated(4)	7	23,971	2.1	$34.63	$52.22	(17.59)	(33.7%)	(34.2%)	-
Total Under 10k sf		55	150,527	2.8	$51.10	$54.52	$(3.41)	(6.3%)	(1.3%)	$0.01

Total Over 10k sf	Consolidated	1	11,344	2.0	26.45	28.98	(2.53)	(8.7%)	(8.7%)	-
Total Fixed Rent		56	161,871	2.8	$49.37	$52.73	$(3.35)	(6.4%)	(1.6%)	$0.01
Total Percentage in Lieu	Consolidated	11	17,719	1.2	53.00	90.92	(37.92)	(41.7%)	N/A	-
Total Renewal Leases (4)		67	179,590	2.6	$49.73	$56.49	$(6.76)	(12.0%)		$0.02
Total Non Anchor		95	245,181	3.7	$47.48
(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	March 31, 2020 and February 29, 2020 where applicable								March 31, 2019
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales(1)	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(2)(3)	Occupancy Cost	Total	Non- Anchor
Malls	89.3%	$542	$59.21	12.3%	92.9%	90.3%	94.0%	92.0%	87.0%	$517	$60.24	12.7%	94.7%	91.5%
Non-Core Malls	3.1%	$349	44.49	12.7%	60.1%	68.8%	60.1%	68.8%	7.8%	348	44.08	12.7%	76.2%	77.4%
Malls Total	92.4%	$529	$58.36	12.3%	90.0%	88.8%	90.9%	90.4%	94.8%	$504	$59.16	12.7%	92.9%	90.4%
Other Retail Properties	5.8%	n/a	25.40	n/a	89.9%	89.0%	93.1%	92.6%	5.1%	n/a	25.15	n/a	92.7%	92.1%
Total Retail Properties	98.2%	$529	$49.65	12.3%	90.0%	88.8%	91.2%	90.7%	100.0%	n/a	$50.23	n/a	92.9%	90.7%
Sold Properties	1.3%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-%	377	49.15	n/a	65.6%	87.2%
Other Properties (4)	0.5%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$529	$49.65	12.3%	90.0%	88.8%	91.2%	90.7%	100.0%	$499	$49.23		91.5%	90.7%

(1)

Average comp sales for 2020 reflects the data for the trailing twelve months ended February 29,2020 due to the widespread COVID-19 related mall closures, which resulted in non comparable March 2020 sales amounts.

(2)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $21.32 per square foot as of March 31, 2020 and $21.99 per square foot as of March 31, 2019.
(4)

Operating metrics for Fashion District Philadelphia as of March 31, 2020 and 2019, respectively, are excluded because the property was under redevelopment until September 2019 and has not yet stabilized.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	March 31, 2020 and February 29, 2020 where applicable				March 31, 2019			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.5%	$769	97.1%	95.2%	$749	93.6%	88.9%	2.7%	3.5%	6.3%
Cherry Hill Mall	13.4%	733	94.2%	93.0%	690	94.7%	93.6%	6.2%	(0.5%)	(0.6%)
Woodland Mall	6.0%	642	95.9%	95.1%	579	98.4%	98.4%	10.9%	(2.5%)	(3.3%)
Lehigh Valley Mall	6.0%	589	89.9%	83.3%	568	91.4%	86.0%	3.7%	(1.5%)	(2.7%)
Mall at Prince Georges	7.5%	573	98.3%	96.4%	558	98.4%	96.6%	2.2%	(0.1%)	(0.2%)
Springfield Town Center	11.0%	570	92.0%	89.3%	552	93.4%	91.1%	3.8%	(1.4%)	(1.8%)
	50.4%	$651	94.3%	91.5%	$621	94.7%	92.2%	4.8%	(0.4%)	(0.7%)

Malls 7-12
Dartmouth Mall	4.0%	548	99.1%	98.7%	522	98.3%	97.1%	5.0%	0.8%	1.6%
Jacksonville Mall	4.1%	517	96.1%	92.4%	501	99.9%	99.8%	3.2%	(3.8%)	(7.4%)
Magnolia Mall	3.4%	463	97.3%	95.4%	464	98.6%	97.7%	(0.2%)	(1.3%)	(2.3%)
Capital City Mall	5.2%	455	98.9%	98.4%	434	98.5%	97.8%	4.8%	0.4%	0.6%
Patrick Henry Mall	4.7%	455	93.8%	90.9%	417	94.8%	92.4%	9.1%	(1.0%)	(1.5%)
Viewmont Mall	4.2%	441	97.1%	94.0%	429	97.8%	95.5%	2.8%	(0.7%)	(1.5%)
	25.6%	$473	97.1%	92.5%	$453	98.1%	96.7%	4.4%	(1.0%)	(4.2%)

Malls 13-18
Valley Mall	5.0%	424	98.8%	97.5%	410	96.4%	92.8%	3.4%	2.4%	4.7%
Moorestown Mall	3.1%	416	79.9%	83.5%	410	92.3%	82.1%	1.5%	(12.4%)	1.4%
Springfield Mall	1.6%	398	93.7%	93.7%	404	96.8%	96.8%	(1.5%)	(3.1%)	(3.1%)
Cumberland Mall	3.0%	388	87.5%	79.6%	387	86.5%	77.9%	0.3%	1.0%	1.7%
Francis Scott Key Mall	3.9%	376	93.9%	90.4%	373	91.8%	87.2%	0.8%	2.1%	3.2%
Plymouth Meeting Mall	4.1%	358	83.2%	75.0%	326	91.7%	87.3%	9.8%	(8.5%)	(12.3%)
	20.7%	$395	88.4%	85.0%	$385	92.2%	86.5%	2.6%	(3.8%)	(1.5%)

All Core Malls	96.7%	$542	92.9%	90.3%	$517	94.7%	91.5%	4.8%	(1.8%)	(1.2%)

Non-Core Malls
Wyoming Valley Mall	-%	$0	-%	-%	$377	65.6%	87.2%
Valley View Mall	1.8%	382	66.1%	82.0%	355	71.4%	92.3%	7.6%	(5.3%)	(10.3%)
Exton Square Mall	1.5%	313	57.1%	61.3%	342	78.4%	70.0%	(8.5%)	(21.3%)	(8.7%)
All Non-Core Malls	3.3%	$349	60.1%	68.8%	$359	72.0%	80.2%	(2.8%)	(11.9%)	(11.4%)

All Malls	100.0%	$529	90.0%	88.8%	$499	91.5%	90.7%	6.0%	(1.5%)	(1.9%)

(1)

Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months. Due to widespread COVID-19 related mall closures, the 2020 average comp sales are based on the trailing twelve months ended February 29, 2020 data for comparability purposes.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

March 31, 2020

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	42	8	50	4.5%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	36	6	42	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	54	9	63	3.1%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods	11	1	12	2.6%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	16	4	20	2.5%
Express, Inc	Express, Express Factory Outlet, Express Men	13	3	16	1.9%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	12	9	21	1.8%
J.C. Penney Company, Inc.	JC Penney, Penneys Firestone	13	1	14	1.7%
Macy's	Bloomingdale's, Macy's	12	2	14	1.6%
Home Depot	Home Depot	1	2	3	1.5%
Cineworld Group	Regal Cinemas	4	-	4	1.5%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	25	4	29	1.5%
Dave & Buster's, Inc.	Dave & Buster's	3	-	3	1.4%
Ascena Retail Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Loft Outlet	21	5	26	1.3%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	23	6	29	1.3%
H&M Hennes & Mauritz L.P.	H&M	12	-	12	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	9	-	9	1.2%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.1%
The Children's Place, Inc.	The Children's Place	14	3	17	1.0%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	0.9%
Total Top 20 Tenants		348	66	414	37.7%
Total Leases		1,450	312	1,762	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.
(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of March 31, 2020.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of March 31, 2020

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and Prior	264	889,994	11.0%	37,531	33,400	11.1%	42.17
2021	268	1,083,990	13.4%	41,562	35,302	11.7%	38.34
2022	221	686,560	8.5%	33,666	29,292	9.7%	49.04
2023	182	1,128,482	13.8%	40,871	36,187	12.0%	36.22
2024	166	708,036	8.7%	37,097	33,722	11.2%	52.39
2025	160	743,519	9.2%	38,813	31,830	10.6%	52.20
2026	116	580,749	7.2%	31,333	24,542	8.1%	53.95
2027	92	644,209	7.9%	25,058	23,406	7.8%	38.90
2028	74	612,485	7.6%	22,355	21,047	7.0%	36.50
2029	57	467,071	5.8%	17,133	16,301	5.4%	36.68
Thereafter	48	563,346	6.9%	17,125	16,374	5.4%	30.40
Total/Average	1,648	8,108,441	100.0%	$342,544	$301,403	100.0%	$42.25

Anchors(1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and prior	1	85,212	1.7%	689	689	2.1%	8.08
2021	7	648,162	13.2%	3,977	2,760	8.4%	6.14
2022	7	1,001,974	20.3%	3,790	3,435	10.5%	3.78
2023	3	348,592	7.1%	1,865	1,865	5.7%	5.35
2024	5	702,674	14.3%	6,988	6,988	21.4%	9.94
2025	5	731,526	14.8%	2,659	2,659	8.1%	3.63
2026	1	58,371	1.2%	861	861	2.6%	14.75
2028	9	982,424	19.9%	6,847	6,847	21.0%	6.97
2029	1	65,155	1.3%	2,210	2,210	6.8%	33.92
Thereafter	5	302,268	6.2%	4,367	4,367	13.4%	14.45
Total/Average	44	4,926,358	100.0%	$34,253	$32,681	100.0%	$28.91

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.
(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 465,952 square feet.
(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	171,835	5,305	616,750
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	227,087	408,612	47,529	1,300,113
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2021	80,983	BJ's Wholesale Club	117,889	137,493	148,260	84,563	950,987
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	145,982	4,198	608,455
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	165,110	37,635	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			112,570	121,155	19,105	494,945
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	141,510	338,082	96,191	1,159,769
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	140,229	15,813	594,860
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall (1)	Moorestown, NJ	Boscov's	2028	202,765			88,046	182,350	191,897	956,978
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	210,859	27,091	717,664
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			136,418	180,988	152,015	903,697
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		AMC Theaters	2027				48,000
		Dick's Sporting Goods	2031				57,588
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	188,175	14,068	610,719
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	308,155	78,496	1,373,877
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	250,538	15,784	923,929
		Macy's	2023	195,655
		Target	2024	135,186

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	238,219	10,102	855,173
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Dick's Sporting Goods	2031	60,380
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	161,795	16,098	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	129,219	258,801	19,727	1,086,200
		Nordstrom Rack	2022	40,332	Sears(2)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	162,636	271,876	22,194	955,092
					Macy's	157,316
Total Core Malls				4,495,311		3,385,924	2,922,634	3,891,021	857,811	15,552,701

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	41,884	184,643	347,094	991,192
		Round 1	2026	58,371
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			104,548	141,696	234,014	823,648
		Century 21	2026	95,157
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
Gloucester Premium Outlets	Blackwood, NJ						37,303	264,488	66,358	368,149
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,753	43,387	54,498	778,232
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	249,597	54,141	44,164	704,526
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381
Valley View Mall (3)	La Crosse, WI	JCPenney	2025	96,357			41,667	129,764	250,785	518,573
Valley View Center	La Crosse, WI							15,272		60,272
		Dick's Sporting Goods	2025				45,000
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				639,852		929,142	1,292,970	848,598	996,913	4,707,475
Total Portfolio				5,135,163		4,315,066	4,215,604	4,739,619	1,854,724	20,260,176

(1) Vacant GLA includes 121,200 square feet from former Lord & Taylor store which closed in the first quarter of 2020.
(2) Approximately 69,000 square feet of this space has been subleased to Primark.
(3) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	March 31, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$134,937	$1,897	$52,636	$84,198	$-
Cherry Hill Mall	479,715	3,683	265,110	218,288	268,753
Cumberland Mall	84,014	-	31,990	52,024	42,247
Dartmouth Mall	87,211	3,339	45,180	45,370	58,288
Francis Scott Key Mall	98,078	-	43,926	54,152	68,469
Jacksonville Mall	93,566	-	40,918	52,648	-
Magnolia Mall	107,165	2	50,282	56,885	-
Moorestown Mall	184,680	3,243	74,752	113,171	-
Patrick Henry Mall	156,553	-	74,259	82,294	88,910
Plymouth Meeting Mall	229,106	9,626	101,844	136,888	-
The Mall at Prince Georges	143,485	1,872	65,467	79,890	-
Springfield Town Center	496,292	-	71,011	425,281	-
Valley Mall	145,547	2,290	49,424	98,413	-
Viewmont Mall	121,750	-	50,785	70,965	67,185
Willow Grove Park	232,911	32,650	107,306	158,255	156,444
Woodland Mall	260,118	22,883	80,814	202,187	123,840
Total Core Malls	3,055,128	81,485	1,205,704	1,930,909	874,136

Non-Core Malls
Exton Square Mall	48,974	-	11,868	37,106	-
Valley View Mall	36,191	-	13,085	23,106	27,429
Total Non-Core Malls	85,165	-	24,953	60,212	27,429

Total Malls	$3,140,293	$81,485	$1,230,657	$1,991,121	$901,565
Other Properties
Land held for development	5,881	-	-	5,881	-
Total Other Properties	$5,881	$-	$-	$5,881	$-
Total Investment in Real Estate	$3,146,174	$81,485	$1,230,657	$1,997,002	$901,565

Outparcels/land parcels held for sale
Jacksonville Mall	725	-	446	279	-
Magnolia Mall	1,409	-	653	756	-
Moorestown Mall	434	-	-	434	-
Valley Mall	3,959	-	1,366	2,593	-
Woodland Mall	1,116	-	-	1,116	-
Total held for sale	$7,643	$-	$2,465	$5,178	$-

(1)	Refer to page 31 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	March 31, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Unconsolidated Malls
Fashion District Philadelphia(1)	$223,544	$109,982	$(12,278)	$321,248	$150,500
Lehigh Valley Mall	49,513	5,836	(28,833)	26,516	96,400
Springfield Mall	58,727	60	(24,383)	34,404	30,226
Total Unconsolidated Malls	$331,784	$115,878	$(65,494)	$382,168	$277,126

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,497	585	(4,946)	23,136	21,500
Metroplex Shopping Center	43,031	282	(26,168)	17,145	37,404
The Court at Oxford Valley	29,138	5	(13,527)	15,616	26,647
Red Rose Commons	14,216	8	(4,394)	9,830	12,858
Total Unconsolidated Other Retail Properties	$113,882	$880	$(49,035)	$65,727	$98,409
Unconsolidated Property Under Development
Pavilion at Market East	6,346	793	(2,394)	4,745	3,109
Total Investment in Real Estate	$452,012	$117,551	$(116,923)	$452,640	$378,644
(1)	CIP includes $34.7 million of existing building shell that was reclassified from operating properties.
(2)	Refer to page 31 for further debt information.

Pennsylvania Real Estate Investment Trust

Anchor Replacement Summary

March 31, 2020

Property	Former Anchors	GLA (in '000's)	Date Closed	Decommission Date	Replacement Tenant(s)	GLA (in '000's)	Actual/Targeted Occupancy Date
Completed:
Dartmouth Mall	Sears	108	Q3 19	Q3 19	Burlington	44	Q1 20
Moorestown Mall	Macy's	200	Q1 17	Q2 17	HomeSense	28	Q3 18
					Five Below	9	Q4 18
					Sierra Trading Post	19	Q1 19
					Michael's	25	Q1 20
Valley Mall	Macy's	120	Q1 16	Q4 17	Tilt Studio	48	Q3 18
					One Life Fitness	70	Q3 18
	Bon-Ton	123	Q1 18	Q1 18	Belk	123	Q4 18
	Sears	72	Q3 17	Q2 18	Dick's Sporting Goods	57	Q1 20
Plymouth Meeting Mall	Macy's(1)	215	Q1 17	Q2 17	Burlington	42	Q3 19
					Dick's Sporting Goods	58	Q3 19
					Miller's Ale House	8	Q3 19
					Edge Fitness	38	Q4 19
					Michael's	26	Q1 20
Willow Grove Park	JC Penney	125	Q3 17	Q1 18	Yard House	8	Q4 19
In Progress:
Willow Grove Park	JC Penney	See above			Studio Movie Grill	49	(2)

(1)	Property is subject to a ground lease.
(2)	Timing of occupancy has not yet been determined due to uncertainty around duration of buildout due to COVID-19 restrictions on construction.

Pennsylvania Real Estate Investment Trust

Property Redevelopment Table as of March 31, 2020

Name Of Project and Location	Total Project Cost	PREIT's Investment To Date	Targeted Return On Incremental Investment	Construction Start Date	Expected Construction Completion	Expected Stabilization Year	Percentage Leased Or Negotiating
Anchor replacements:
Dartmouth Mall
Dartmouth, MA	$12-13	$12.2	4.0-8.0% (1)	2019	2020	2022	49%
Includes Burlington as lead replacement for Sears as well as several outparcel opportunities.

Valley Mall
Hagerstown, MD	$23-24	$19.1	6.5-7.0%	2019	2020	2021	68%
Include Dick's Sporting Goods as replacement for Sears as well as other tenant opportunities.

Willow Grove Park Mall
Willow Grove, PA	$27-28	$36.3 (2)	7.5-8.0%	2018	2020	2022	52%
Addition of Studio Movie Grill, offering movies and in-theater dining, with other dining and entertainment tenants planned in former JC Penney box.

(1)

High end of targeted return on incremental investment includes revenues from additional inline stores and outparcel opportunities.  Additional capital expenditures will be required to achieve these returns.

(2)	Includes $13.7 million of investments in real estate from the former JC Penney box.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months Ended March 31, 2020

(in thousands)

	Three Months Ended March 31, 2020
	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$14,924	$10,766	$25,690
Tenant allowances	1,017	-	1,017
Recurring capital expenditures:
CAM expenditures	947	9	956
Non-CAM expenditures	61	17	78
Total recurring capital expenditures	1,008	26	1,034
Total	$16,949	$10,792	$27,741

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2020

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$884,236	41.8%	$13,854	0.7%	$898,090	42.5%
Unconsolidated mortgage loans payable (3)	$202,471	9.6%	$24,584	1.1%	227,055	10.7%
Consolidated Term Loans (4)	550,000	26.0%	-	0.0%	550,000	26.0%
Unconsolidated Term Loan (5)	-	0.0%	150,500	7.1%	150,500	7.1%
2018 Revolving Facility	-	0.0%	289,000	13.7%	289,000	13.7%
Total Outstanding Debt	$1,636,707	77.4%	$477,938	22.6%	$2,114,645	100.0%
Average Stated Interest Rate	4.15%		3.23%		3.90%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $1,595.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $695.
(4)	Excludes deferred financing costs of $1,784.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,560.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	12/31/2019	$1,129,708	$255,000	$700,500	$2,085,208
2018 Revolving Facility Borrowing	1/31/2020	-	5,000	-	5,000
2018 Revolving Facility Borrowing	2/26/2020	-	7,000	-	7,000
2018 Revolving Facility Borrowing	3/13/2020	-	22,000	-	22,000
Mortgage loan amortization, including our share of debt of equity method investees	3/31/2020	(4,563)	-	-	(4,563)
Ending Balance	3/31/2020	$1,125,145	$289,000	$700,500	$2,114,645
Weighted Average Balance		$1,128,455	$265,264	$700,500	$2,094,219

(continued on next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2020

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2020	$16,080	$(764)	$27,161	$-	$-	$(870)	$41,607
2021	21,910	(625)	229,955	-	250,000	(1,137)	500,103
2022	17,201	(301)	377,489	289,000	-	(726)	682,663
2023	10,204	(195)	86,801	-	450,500	(209)	547,101
2024	9,291	(185)	-	-	-	(75)	9,031
Thereafter	11,619	(220)	317,434	-	-	(325)	328,508
	$86,305	$(2,290)	$1,038,840	$289,000	$700,500	$(3,344)	$2,109,011

(1)

The weighted average period to total debt maturity is 2.85 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2020	$27,319	5.95%
2021	232,976	3.64%
2022	399,621	4.10%
2023	95,202	4.37%
2024	-	-
Thereafter	370,028	4.08%
Total	$1,125,145	4.07%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of March 31, 2020

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,319	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	-	March 2021	March 2021
Woodland Mall (1)	123,420	3.02%	5,401	121,600	April 2021	April 2021
Red Rose Commons (2)	12,780	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	26,506	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	41,984	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	267,668	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	-	January 2022	January 2023
Dartmouth Mall	58,036	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (2)	37,166	5.00%	2,818	33,502	October 2023	October 2023
Patrick Henry Mall	88,449	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	30,074	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	155,560	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	95,945	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,086,707	4.09%	$66,245	$880,433

Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,084	3.73%	$215	$3,009	February 2021	February 2021
Viewmont Mall	10,185	3.93%	398	67,185	March 2021	March 2021
Gloucester Premium Outlets (2)	21,500	3.08%	663	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	4.18%	153	66,712	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,438	3.46%	$1,429	$158,406
Total Mortgage Loans	$1,125,145	4.07%	$67,674	$1,038,839

Consolidated Mortgage Loans	$898,090	3.98%	$53,197	$836,579
Consolidated Deferred Financing Fees	(1,595)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	227,055	4.40%	14,464	202,260
Unconsolidated Deferred Financing Fees (2)	(695)	n/a	n/a	n/a
2014 7 Year Term Loan (1)	250,000	4.07%	10,008	250,000	December 2021	December 2021
2018 5 Year Term Loan (1)	300,000	4.44%	13,327	300,000	May 2023	May 2023
Unconsolidated Term Loan	150,500	3.58%	5,390	150,500	January 2023	January 2023
Term Loan Deferred Financing Fees	(3,344)	n/a	n/a	n/a
2018 Revolving Facility	289,000	2.81%	8,126	289,000	May 2022	May 2023
Total	$2,109,011	3.90%	$104,512	$2,028,339
Amortization of Deferred Financing Fees	—	0.00%	—	—
Effective Interest Rate	$2,109,011	3.90%	$104,512	$2,028,339

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

March 31, 2020
Consolidated Liabilities to Gross Asset Value	63.35%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 65%
Secured Indebtedness to Gross Asset Value	36.26%
Secured Indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.49
Adjusted EBITDA may not be less than 1.40 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	3.03
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	10.78%
Ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 10%

(1)

The 2018 Revolving Facility Agreement, as amended, and 2018 Term Loan Agreement, as amended, each dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018. The Credit Facility Agreements were amended on March 30, 2020, and the covenants and ratios, as amended, are described in the Company’s current report on Form 8-K filed March 31, 2020.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, together with other statements and information publicly disseminated by us, contain certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the COVID-19 global pandemic and the public health and governmental actions in response, which have and may continue to exacerbate many of the risks listed below;
•	our ability to implement plans and initiatives to adequately address the “going concern” considerations described in Note 1 to our unaudited consolidated financial statements;
•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•

our ability to satisfy our indebtedness if such indebtedness were to be accelerated due to breach of covenants or payment default, as well as our ability to satisfy any other debt that was accelerated as a consequence;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable;
•	our ability to continue to pay dividends at current levels or at all; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2019 in the section entitled “Item 1A. Risk Factors,” in our Current Report on Form 8-K filed on May 11, 2020 and in any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, insurance recoveries, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sales of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, gain or loss on debt extinguishment, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time.   We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender in September 2019.  In 2019, Exton Square and Valley View Malls, as well as power centers and Gloucester Premium Outlets, were designated as non-core and will be excluded from Same Store NOI.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.